UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

KELLY SERVICES, INC.

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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

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(Address of principal executive offices)

(Zip Code)

(248) 362-4444

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Kelly Services, Inc. (the “Company”) held its annual meeting of stockholders (“annual meeting”) on May 8, 2013. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are listed below.

Proposal 1

All of the nominees for election to the board of directors listed in the proxy statement were elected to serve until the next annual meeting and qualified with the following vote:

	Number of Shares	Number of Shares
Name of Nominee	Voted "For"	Voted "Withheld"	Broker Non-Votes

Terence E. Adderley	3,380,915	22,069	-
Carol M. Adderley	3,381,009	21,975	-
Carl T. Camden	3,394,167	8,817	-
Jane E. Dutton	3,394,161	8,823	-
Maureen A. Fay, O.P.	3,394,161	8,823	-
Terrence B. Larkin	3,394,167	8,817	-
Conrad L. Mallett, Jr.	3,394,161	8,823	-
Leslie A. Murphy	3,394,161	8,823	-
Donald R. Parfet	3,394,161	8,823	-
Toshio Saburi	3,382,933	20,051	-
B. Joseph White	3,394,161	8,823	-

Proposal 2

The stockholders approved, by non-binding vote, compensation paid to named executive officers with the following vote:

Shares voted "For"	3,350,035
Shares voted "Against"	52,363
Shares abstained from voting	586
Broker non-votes	-

Proposal 3

A proposal to amend and restate the Kelly Services, Inc. Short-Term Incentive Plan was approved with the following vote:

Shares voted "For"	3,389,208
Shares voted "Against"	13,184
Shares abstained from voting	592
Broker non-votes	-

Item 8.01 Other Events.

In conjunction with the annual meeting, the Audit Committee of the board of directors approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the fiscal year 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: May 9, 2013	By:	/s/ James M. Polehna
James M. Polehna Vice President and Corporate Secretary

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